EXHIBIT 10.42

STATEMENT OF WORK
AG-001

This Statement of Work (“SOW”), by and between Touchpoint Metrics, Inc. (“the Company”) and Ashley Garnot (“Consultant”) effective as of the later date signed below (“Effective Date”), will serve as the Company’s approval for the Consultant to begin work on the project described in the following:

Project Description:
Consultant agrees to provide professional consulting services related to investor relations to the Company as requested.

Project Duration:
This SOW will commence on the Effective Date and remain in full force until February 1, 2014.

Compensation:
Consultant will be compensated at $2,500 USD per month over the duration of the SOW.

Payment Schedule: Payment will be based upon invoices presented to the Company.

Expenses:
The Company shall be responsible for any and all expenses that Consultant reasonably incurs in performing the duties assigned hereunder. The Consultant shall be responsible to provide reasonable corroboration to the Company of any such expenses, such as phone, courier or other reasonable expenses.

Terms and Conditions:
This SOW is entered under and pursuant to the Independent Contractor Agreement between the Company and the Consultant (“Agreement”) dated August 1, 2013 and is subject to all the terms and conditions of that Agreement.

For the Company MICHAEL HINSHAW	Accepted for Consultant ASHLEY GARNOT
Signature	Signature
Michael Hinshaw President August 1, 2013	Ashley Garnot 8/7/2013 Date